Exhibit (q)

THRIVENT CASH MANAGEMENT TRUST

Power of Attorney of Trustees

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Trustees of THRIVENT CASH MANAGEMENT TRUST, a Massachusetts business trust (the “Trust”), does hereby make, constitute and appoint Teresa J. Rasmussen, David S. Royal, Christina A. Smith, James M. Odland, and Michael W. Kremenak, and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such Trustee of such Trust to a Registration Statement or Registration Statements, on Form N-1A, and all amendments, including pre-effective amendments, post-effective amendments, and any and all supplements or other instruments in connection therewith, to be filed by such Trust with the Securities and Exchange Commission, Washington, DC, in connection with the registration under the Securities Act of 1940 of shares of such Trust, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 25th day of February, 2015.

/s/ Janice B. Case	/s/ James A. Nussle
Janice B. Case	James A. Nussle
Trustee	Trustee

/s/ Richard L. Gady	/s/ Douglas D. Sims
Richard L. Gady	Douglas D. Sims
Trustee	Trustee

/s/ Richard A. Hauser	/s/ Constance L. Souders
Richard A. Hauser	Constance L. Souders
Trustee	Trustee

/s/ Marc S. Joseph	/s/ Russell W. Swansen
Marc S. Joseph	Russell W. Swansen
Trustee	Trustee

/s/ Paul R. Laubscher
Paul R. Laubscher
Trustee